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                                                                 Exhibit 99.1

PCOM LOGO

MEDIA CONTACT:                      INVESTOR CONTACT:
Greg Berardi                        Dan Rumsey, General Counsel and Interim CFO
415-239-7826                        408-866-3666
greg@bluemarlinpartners.com         dan.rumsey@p-com.com



                     P-COM RECEIVES ORDERS FOR $1.1 MILLION
              DEMAND CONTINUES FOR POINT-TO-POINT PRODUCTS IN ASIA
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CAMPBELL, CA (Aug. 18, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today announced that it has received
$1.1 million in orders for its point-to-point radios for deployment in China.

The orders are for P-Com's Encore and Tel-Link products and follow the announcement of similar orders on July 31, when P-Com announced orders for $1.4 million for its point-to-point products for deployment in China.

Over the past 12 months, P-Com has received $3.8 million in orders for its point-to-point products for deployment in China.

"Our success in China is the result of our reputation for building quality products, as well as the strength of our distribution network in Asia," said P-Com Chairman George Roberts. "We will remain focused on fast-growing markets such as Asia, and we expect to generate additional business from the region in the second half of 2003."

Tel-Link Encore is P-Com's advanced point-to-point microwave radio, providing capacities from low speed through high speed in the same unit. P-Com's Tel-Link product provides high capacity communications to facilitate voice, data, Internet and video connectivity.

ABOUT P-COM, INC.
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P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.

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SAFE HARBOR STATEMENT
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Statements in this release that are not historical, are forward looking and involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital; the ability to obtain equity financing on acceptable terms, if at all; P-Com's ability to enter into agreements with its creditors to substantially reduce its trade and other payables and obligations; a severe worldwide slowdown in the telecommunications equipment and services sector; short-term working capital constraints; fluctuations in customer demand and commitments; fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them; introduction of new products; commercial acceptance and viability of new products; cancellations of orders without penalties; pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases of P-Com's products and/or services; the timing of new technology and product introductions; and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.


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